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                                  EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Quidel Corporation for the registration of 950,000 shares of its common stock and to the incorporation by reference therein of our report dated May 14, 1999, with respect to the consolidated financial statements of Quidel Corporation as of March 31, 1999 included in its Annual Report (Form 10-K) for the period April 1, 1999 to December 31, 1999, filed with the Securities and Exchange Commission.



                                                       /s/ Ernst & Young LLP
                                                       -----------------------
                                                       Ernst & Young LLP




San Diego, California
August 18, 2000